Exhibit 4.8

EXECUTION COPY

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of July 8, 2005 (together with all amendments, if any, from time to time hereto, this “Agreement”), by and among NEFF RENTAL LLC, a Delaware limited liability company (“Neff LLC”), NEFF FINANCE CORP., a Delaware corporation (“Neff Finance” and, together with Neff LLC, the “Borrowers” and each, a “Borrower”), NEFF RENTAL, INC., a Florida corporation (“NEFF”) and each other Person which becomes party hereto as Grantor pursuant to Section 19 of this Agreement (such Persons, together with the Borrowers and NEFF, collectively, the “Grantors” and each, a “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”), among the Borrowers, NEFF, each of the other Persons named therein as a Guarantor (as defined in the Indenture) and Wells Fargo Bank, National Association, as Trustee, the Borrowers are co-issuing $245,000,000 aggregate principal amount of their 11 1/4% Second Priority Senior Secured Notes Due 2012 and may issue, from time to time, additional notes in accordance with the provisions of the Indenture (collectively, the “Notes”);

WHEREAS, each Grantor will derive direct and indirect economic benefits from the issuance of the Notes and other financial accommodations provided to the Borrowers and the other Grantors pursuant to the Indenture;

WHEREAS, in order to induce the Agent to enter into the Indenture and the other Note Documents, each Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Note Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and to induce the Trustee to enter into the Indenture and the other Note Documents, it is agreed as follows:

1.            Defined Terms.

(a)           All capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture. All other terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b)          The following terms shall have the meanings assigned thereto in the Code: as-extracted collateral, chattel paper, commodities intermediary, commercial tort claim, deposit account, electronic chattel paper, financial asset, letter-of-credit right, payment intangibles, proceeds, securities intermediary, software, timber to be cut, supporting obligation and uncertificated securities.

(c)          As used herein, the following terms shall have the meaning set forth below:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts, Rental Payments and other forms of obligations (other than, except in the case of Rental Payments, forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Blocked Account” means each Deposit Account that is subject to a Control Agreement.

“Blocked Account Bank” means each depositary bank that is party to a Control Agreement.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Cash Equivalents” means:

(a)           marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof;

(b)          marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-l from S&P or at least P-l from Moody’s;

(c)           commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-l from Moody’s;

(d)          certificates of deposit or bankers’ acceptances issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (i) “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and

(e)           shares of any money market mutual or similar funds that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Note Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s or any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” has the meaning specified in Section 2(a).

“Concentration Account” means any cash collateral account (which may be a deposit account or a securities account) that is (a) established by the Designated Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Credit Parties or Persons acting on their behalf pursuant to the Note Documents, (b) with such depositaries and securities intermediaries as the

Designated Agent may determine in its sole discretion, (c) in the name of the Designated Agent (although such account may also have words referring to the Borrowers and the account’s purpose), (d) under the control of the Designated Agent and (e) in the case of a securities account, with respect to which the Designated Agent shall be the Entitlement Holder (as defined in the Code) and the only Person authorized to give Entitlement Orders (as defined in the Code).

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreements” means:

(a)           in the case of any bank account, a tri-party deposit account control agreement by and among the applicable Credit Party, the Designated Agent and the depository, in form customarily signed by the Designated Agent and otherwise in form and substance satisfactory in all respects to the Designated Agent (it being understood a form customarily signed by the Designated Agent is satisfactory) pursuant to which such depository acknowledges the security interest of the Agent in the deposit account, agrees to comply with instructions originated by the Designated Agent directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in such bank account on terms satisfactory to the Designated Agent;

(b)           in the case of any securities account, a tri-party securities account control agreement by and among the applicable Credit Party, the Designated Agent and the securities intermediary, in form customarily signed by the Designated Agent and otherwise in form and substance satisfactory in all respects to the Designated Agent (it being understood a form customarily signed by the Designated Agent is satisfactory) pursuant to which such securities intermediary acknowledges the security interest of the Agent in the securities account, agrees to comply with instructions originated by the Designated Agent directing disposition of the funds in the securities account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the securities intermediary may have in such securities account on terms satisfactory to the Designated Agent; and

(c)           in the case of any commodities account, a tri-party commodities account control agreement by and among the applicable Credit Party, the Designated Agent and the commodities intermediary, in form customarily signed by the Designated Agent and otherwise in form and substance satisfactory in all respects to the Designated Agent (it being understood a form customarily signed by the Designated Agent is satisfactory) pursuant to which such commodities intermediary acknowledges the security interest of the Agent in the commodities account, agrees to comply with instructions originated by the Designated Agent directing disposition of the funds in the commodities account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the commodities intermediary may have in such commodities account on terms satisfactory to the Designated Agent.

“Copyright License” means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of the Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means each of the Borrowers, NEFF, each of their respective Subsidiaries and each other Person, in each case, who executes or becomes party to this Agreement as a “Grantor” or who executes a guarantee of any Note Obligations or who grants a Lien on all or part of its assets or properties to secure all or part of the Note Obligations.

“Designated Agent” means (a) prior to the discharge of all Priority Lien Obligations, the ABL Facility Agent, and (b) at any time after the discharge of all Priority Lien Obligations, the Agent.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

“Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the IRC.

“Domestic Subsidiary” with respect to any Person, means each Subsidiary of such Person that is organized under the laws of a State of the United States of America or under the laws of the United States of America.

“Eligible Credit Party” means each Domestic Subsidiary of either of the Borrowers.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Excluded Equity” means any Voting Stock in excess of 65% of the total outstanding Voting Stock of any direct Subsidiary of any Grantor that is a Non-U.S. Person. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, Instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than either of the Borrowers, NEFF or their respective Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license, contract or other agreement held by any Grantor to the extent that any laws applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the Code) or any other laws (including, without limitation, the Bankruptcy Code) and (iii) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than either of the Borrowers, NEFF or their respective Affiliates as a condition to the creation of any other Lien on such Equipment; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Inventory” means any “inventory,” as such term is defined in the Code, including Parts Inventory and Rental Fleet and Equipment, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Credit Party; (d) all commodity contracts of any Credit Party; and (e) all commodity accounts held by any Credit Party.

“Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit A hereto or such other documentation acceptable to the Agent pursuant to which any Subsidiary of either of the Borrowers becomes a party to this Agreement, the Pledge Agreement and the Intercreditor Agreement after the date of this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets, liabilities or properties of the Borrowers and their Subsidiaries, taken as a whole, (b) the validity or enforceability of any Note Document, (c) or material impairment of the ability of the Borrowers and the other Credit Parties to pay and perform their respective Note Obligations under this Agreement or the other Note Documents, (d) the Collateral or the Agent’s Liens, on behalf of the Secured Parties, on the Collateral or the priority of such Liens, or (e) the Agent’s or any Secured Party’s rights and remedies under this Agreement or the other Note Documents.

“Neff Corp.” means Neff Corp., a Delaware corporation and owner of 100% of the membership interests of Neff LLC.

“Non-U.S. Person” means any Person that is not a Domestic Person.

“Note Obligations” means all Obligations owing by any Credit Party arising under the Note Documents.

“Parts Inventory” means Inventory owned by either Borrower or any Eligible Credit Party which consists of parts for Rental Fleet and Equipment and parts to be sold or leased by such Person in the ordinary course of business of such Person, which parts are not incorporated or installed in or on, or affixed or appurtenant to, any such Inventory or to any other property and which parts are new, unused, in good condition and are resalable as new products without repackaging or reconditioning, including Inventory that either Borrower or any such Eligible Credit Party currently describes as “inventory (including whole goods)” but excluding any Inventory that constitutes Rental Fleet and Equipment.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of the Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Pledge Agreement” means the Pledge Agreement of even date herewith entered into by the Borrowers, NEFF and each other Credit Party that is (or hereafter becomes) party thereto in favor of the Agent, for the benefit of the Secured Parties, and any other pledge agreement entered into after the date hereof by any Credit Party or any other Person.

“Power of Attorney” has the meaning specified in Section 7.

“Rental Fleet and Equipment” means Inventory which is of a type offered for sale or lease by either Borrower or any Eligible Credit Party in the ordinary course of business of the Borrower or any Eligible Credit Party, including of Inventory that either Borrower or such Eligible Credit Party currently described as “rental equipment, net” but excluding any Inventory that constitutes Parts Inventory.

“Rental Payments” means rental payments due to either Borrower or any of their Subsidiaries from the rental of Parts Inventory or Rental Fleet and Equipment owned by such Person.

“Secured Parties” means, collectively, the Agent and the holders of Note Obligations.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Termination Date” means the first date on which (a)(i) the Notes have been repaid in full, (ii) there has been a satisfaction and discharge of the Indenture as set forth under Article 8 of the Indenture or (iii) there has been a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 of the Indenture and (b) all other Obligations under the

Indenture and the other Note Documents (other than contingent indemnification Obligations to the extent no claim has been asserted) have been completely discharged.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of the Agent, on behalf of itself and the Secured Parties, by each applicable Credit Party.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 of the Code.

2.            Grant of Lien.

(a)           To secure the prompt and complete payment, performance and observance of all of the Note Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, for the benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)                                   all Accounts;

(ii)                                all Chattel Paper;

(iii)                             all Documents;

(iv)                            all General Intangibles (including Payment Intangibles and Software);

(v)                               all Goods (including Inventory, Equipment and Fixtures);

(vi)                            all Instruments;

(vii)                         all Investment Property;

(viii)                      all Deposit Accounts;

(ix)                              all money, cash or Cash Equivalents of such Grantor;

(x)                                 all Supporting Obligations and Letter-of-Credit Rights of such Grantor;

(xi)                             the Commercial Tort Claims described on Schedule V and on any supplement thereto received by the Agent pursuant to Section 5(a)(ix); and

(xii)                          to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing;

provided, however, that “Collateral” shall not include, nor shall security interest granted under Section 2(a) hereof attach to, any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, immediately at and from such time, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such property.

(b)          Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, to secure the prompt and complete payment, performance and observance of the Note Obligations and in order to induce the Agent as aforesaid, each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a right of setoff against the property of such Grantor held by the Agent or any Secured Party, consisting of Collateral now or hereafter in the possession or custody of or in transit to the Agent or any Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

3.            The Agent’s and the Secured Parties’ Rights; Limitations on the Agent’s and the Secured Parties’ Obligations.

(a)           It is expressly agreed by each Grantor that, anything herein or in any other Note Document to the contrary notwithstanding, each Grantor shall remain liable under each of its respective Contractual Obligations, including all Licenses, to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any Contractual Obligation by reason of or arising out of this Agreement or any other Note Document or the granting herein of a Lien thereon or the receipt by the Agent or any Secured Party of any payment relating to any Contractual Obligation pursuant hereto. Neither the Agent nor any Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligation, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)           Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, at any time after an Event of Default has occurred and is continuing, without prior notice to any Grantor, the Agent may notify each Grantor’s Account Debtors and all other Persons obligated on any of the Collateral that the Agent has a security interest therein, and that payments shall be made directly to the Agent, for the benefit of the Secured Parties. At any time after an Event of Default has occurred and is continuing, upon the request of the Agent, each Grantor shall so notify its Account Debtors and other Persons obligated on the Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, none of the Grantors shall give any contrary instructions to such Account Debtor or other Person without the Agent’s prior written consent.

(c)           Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, at any time after an Event of Default has occurred and is continuing, the Agent may in the Agent’s own name, in the name of a nominee of the Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to the Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles. If an Event of Default shall have occurred and be continuing, at Grantor’s sole expense, the Agent shall have the right to engage a consultant for, and each Grantor shall fully cooperate with such consultant in, the preparation and delivery to the Agent and each Secured Party at any time and from time to time the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Agent may request.

4.             Representations and Warranties. Each Grantor, jointly and severally, represents and warrants that:

(a)           Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens other than (i) subject to the Intercreditor Agreement, the Priority Liens and (ii) other Permitted Liens.

(b)           No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of the Agent pursuant to this Agreement or the other Note Documents, (ii) by any Grantor in favor of the ABL Facility Agent pursuant to the ABL Credit Facility and (iii) in connection with any other Permitted Liens.

(c)           This Agreement is effective to create a valid and continuing Lien and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of the Agent, for the benefit of the Secured Parties, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Liens that would be prior to Liens in favor of the Agent for the benefit of the Secured Parties as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any of the Grantors (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). Except as set forth in Sections 4(d), 4(h) and 4(i) hereof, all action by each of the Grantors necessary or reasonably advisable to protect and perfect such Lien on each item of the Collateral (other than insurance claims and money) has been duly taken; provided, that in the case of Intellectual Property, to the extent that the perfection of such can be perfected by (i) filing a financing statement under the Code or (ii) filing with, and acceptance thereof by, the United States Copyright Office or the United States Patent and Trademark Office. None of the Grantors sells any Inventory to any Person on approval or on any other basis which entitles the customer to return, or which may obligate any Grantor to repurchase, such Inventory. No authorization, approval or consent is required to be obtained from any Governmental Authority or other Person for the grant of the security interest herein, the perfection thereof or the exercise by the Agent or any other Secured Party of its rights and remedies hereunder.

(d)           Schedule II hereto lists, as of the date hereof, all Stock, Instruments, Documents, Letter-of-Credit Rights and Chattel Paper (other than Chattel Paper (i) the value of which, in the aggregate for all such Chattel Paper, does not exceed $500,000 or (ii) which evidences leases of Inventory for a period of time that is less than one month in which each Grantor has an interest as of the date hereof). All actions by each Grantor necessary or reasonably advisable to protect and perfect the Lien of the Agent on each item set forth on Schedule II (including (to the extent not delivered pursuant to the Pledge Agreement) the delivery of all originals thereof to the Designated Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) have been duly taken. The Lien of the Agent, for the benefit of the Secured Parties, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Liens that would be prior to the Liens in favor of the Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from each Grantor.

(e)           Set forth on Schedule III hereto is (i) each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, all prior names of each Grantor, as they appeared from time to time in official filings in the state of its incorporation or other organization, (ii) the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), (iii) organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, (iv) each Grantor’s state of organization or incorporation, (v) the location of each Grantor’s chief executive office or principal place of business, (vi) other offices and other premises where Inventory or Equipment is stored or located whether or not owned or leased by such Grantor, and (vii) the locations of each Grantor’s books and records concerning the Collateral, in each case as of the date hereof, and such Schedule III also lists, with respect to this clause (i), (iv), (v), (vi) and (vii), the applicable information for the five years preceding the date hereof. Schedule III hereto also sets forth the name as it appears in official filings in the state of its incorporation or other organization of any Person from whom each Grantor, as the case may be, has acquired assets during the five (5) years preceding the date hereof, other than assets acquired in the ordinary course of such Grantor’s business. Each Grantor has only one state of incorporation or organization.

(f)            With respect to the Accounts:

(i) none of the Grantors has made any agreement with any of its Account Debtors for any compromise or settlement for less than the full amount thereof, any release of any of its Account Debtors from liability therefor, or any deduction therefrom except a discount or allowance allowed by any Grantor in the ordinary course of its business and consistent with its past practice;

(ii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements or other collateral report delivered to the Agent and Lenders with respect thereto;

(iii) none of the Grantors has received any notice of proceedings or actions which are threatened or pending against any of its Account Debtors which might result in any adverse change in such Account Debtor’s financial condition;

(iv) none of the Grantors has knowledge that any of its Account Debtors is unable generally to pay its debts as they become due;

(v) to each Grantor’s knowledge, such Accounts constitute the legally valid and binding obligation of the applicable Account Debtors;

(vi) all payments thereon have been or will be delivered to the Blocked Accounts or the Agent to the extent required by, and in accordance with, Section 6(d); and

(vii) to each Grantor’s knowledge, all of its Account Debtors have the capacity to contract.

(g)          With respect to any Inventory:

(i) each Grantor has good, indefeasible and merchantable title;

(ii) except as specifically disclosed in the most recent Borrowing Base Certificate (as defined in the ABL Credit Facility) or other collateral report delivered to the ABL Facility Agent, such Inventory is of good and merchantable quality, free from any defects;

(iii) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or other disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition; and

(iv) the completion of manufacture, sale or other disposition of such Inventory by the Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

(h)          None of the Grantors has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV to this Agreement. This Agreement is effective to create a valid and continuing Lien on and, upon filing of the Intellectual Property Security Agreements substantially in the form attached hereto as Exhibit A, with the United States Copyright Office or the United State Patent and Trademark Office, as the case may be, and the filing of the financing statements listed on Schedule I hereto, perfected Liens in favor of the Agent on each Grantor’s registered Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or reasonably advisable to protect and perfect the Agent’s Lien on each Grantor’s registered Patents, Trademarks or Copyrights shall have been duly taken.

(i)            Substantially all motor vehicles owned by each of the Grantors as of the date hereof are listed on Schedule V hereto, by model, model year and, to the extent listed on the Schedule, vehicle identification number. Also set forth on Schedule V is the location of the title certificates for each motor vehicle listed on such Schedule V. Each Grantor shall after the occurrence and during the continuance of an Event of Default, deliver to the Designated Agent motor vehicle title certificates for all motor vehicles from time to time owned by it and shall cause those title certificates to be filed (with the Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office.

5.            Covenants. Without limiting any Grantor’s covenants and agreements contained in the Indenture and the other Note Documents, each Grantor covenants and agrees with the Agent, for the benefit of the Agent and Secured Parties, that from and after the date of this Agreement and until the Termination Date:

(a)           Further Assurances; Pledge of Instruments; Chattel Paper; Motor Vehicles.

(i)            Each Grantor shall make, or cause to be made, all recordings, registerings, filings, re recordings, re-registerings and re-filings required to perfect and maintain the Liens granted hereunder or under any Note Document. At any time and from time to time, upon the written request of the Agent and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Agent may reasonably deem necessary or advisable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any Contractual Obligation, including any License, held by such Grantor and to enforce the security interests granted hereunder; (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Note Document, including any amendment or modification filings made necessary in connection with any assignment of the Liens granted hereunder or under any Note Document; and (C) obtaining landlord’s waivers and consent agreements, mortgagee agreements or bailee letters in favor of the Agent with respect to Collateral.

(ii)           Upon (A) the Agent’s reasonable written request and (B) unless the Agent shall otherwise consent in writing (which consent may be revoked), the occurrence and during the continuance of an Event of Default, unless such Collateral has been delivered pursuant to the Pledge Agreement, such Grantor shall deliver to the Designated Agent all Collateral consisting of negotiable Documents, certificated Stock, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same, upon acquiring (A) any negotiable Document or Instrument having a value in excess of $500,000, (B) any certificated Stock (other than certificated Stock of Subsidiaries of such Grantor delivered to the Agent pursuant to the Pledge Agreement) or (C) any Chattel Paper (other than Chattel Paper (I) the value of which, in the aggregate for all such Chattel Paper, does not exceed $500,000 or (II) which evidences leases of Inventory for a period of time that is less than one month), such Grantor will provide prompt written notice thereof to the Agent.

(iii)          Such Grantor, as required by Section 6(e), shall obtain authenticated Control Agreements from (A) each issuer of Uncertificated Securities, (B)

each Securities Intermediary issuing or holding any Financial Assets to or for such Grantor and (C) each Commodities Intermediary holding commodities for such Grantor.

(iv)         As required by Section 6(e) or otherwise by this Agreement, such Grantor shall obtain a Control Agreement with each bank or financial institution holding a Deposit Account for such Grantor.

(v)          If such Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly, and in any event within ten (10) Business Days after becoming a beneficiary, notify the Agent thereof and unless otherwise consented by the Agent, use commercially reasonable efforts to enter into a tri-party agreement with the Designated Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to the Agent and directing all payments thereunder to a Deposit Account subject to a Control Agreement, all in form and substance reasonably satisfactory to the Agent.

(vi)         Upon (A) the Agent’s reasonable written request or (B) unless the Agent shall otherwise consent in writing (which consent may be revoked), the occurrence and during the continuance, of an Event of Default, such Grantor shall take all steps necessary to grant the Agent control of all Electronic Chattel Paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vii)        Such Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code Jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as As-Extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor agrees to furnish any such information to the Agent promptly upon request therefor. Such Grantor also hereby ratifies its authorization for the Agent to have filed in any Uniform Commercial Code Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(viii)       Such Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify the Agent of Commercial Tort Claims in excess of $1,000,000, individually or in the aggregate, acquired by it and unless otherwise consented by the Agent, such Grantor shall enter into a supplement to this Agreement, granting to the Agent a Lien in such Commercial Tort Claim. Any supplement to Schedule V delivered pursuant to this Section 5(a)(ix) shall, after the receipt thereof by the Agent, become part of Schedule V for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

(ix)          Upon delivery by any Credit Party of a landlord’s waiver and consent agreement, mortgagee agreement or bailee letter with respect to any Collateral in favor of the Designated Agent pursuant to Section 2.6(a) or 2.6(b) of the ABL Facility Agreement, such Credit Party shall deliver a landlord’s waiver and consent agreement, mortgagee agreement or bailee letter, as applicable, with respect to the same Collateral in favor of the Agent.

(x)           The Borrowers and NEFF shall comply with Section 2.10 of the ABL Facility Agreement.

(b)          Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)            Such Grantor shall notify the Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright that is material to the conduct of any Grantor’s business or operations (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or material adverse development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)           In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Agent prior written notice thereof, and, upon request of the Agent, such Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as the Agent may request to evidence the Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

(iii)          Such Grantor shall take all actions necessary or reasonably requested by the Agent to maintain and pursue (and not abandon) each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing that is material to the conduct of any Grantor’s business or operations), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations.

(iv)         In the event that any of the Patent, Trademark or Copyright Collateral that is material to the conduct of any Grantor’s business or operations is infringed upon, or misappropriated or diluted by a third party, each Grantor shall promptly notify the Agent and, if applicable, comply with Section 5(a)(ix) of this Agreement. Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright Collateral is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(c)           Compliance with Terms of Accounts, etc.  Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(d)           Limitation on Liens on Collateral.  Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on any of the Collateral except Permitted Liens, and will defend the right, title and interest of the Agent and the Secured Parties in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(e)           Further Identification of Collateral.  Such Grantor will, if so reasonably requested by the Agent, furnish to the Agent, as often as the Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in such detail as the Agent may specify. Such Grantor shall promptly notify the Agent in writing upon acquiring any interest thereafter in property that is of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

(f)            Notices. Such Grantor will advise the Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against a material portion of the Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Note Document.

(g)           Good Standing Certificates. If and whenever requested by the Agent, such Grantor shall provide to the Agent a certificate of good standing from its state of incorporation or organization.

(h)          Organizational/Collateral Location Changes; No Reincorporation. Such Grantor will give the Agent at least fifteen (15) days prior written notice of any change to the information set forth on Schedule III, as applicable to the extent needed to make Schedule III up to date and accurate. Without limiting the prohibitions on mergers involving any Grantor as contained in the Indenture, none of the Grantors shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Agent.

(i)           Terminations; Amendments Not Authorized. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of the Agent without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(j)            Authorized Terminations. Following the Termination Date or any Asset Sale expressly permitted by the Indenture, the Agent will promptly deliver to such Grantor for filing or authorize such Grantor to prepare and file termination statements and releases in accordance with Section 9-513(c) of the Code.

(k)           Use of Collateral. Such Grantor will do nothing to impair the rights of the Agent in any of the Collateral. Such Grantor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any insurance policy covering any of the Collateral. Without limiting the foregoing, such Grantor will not permit the production of Inventory in violation of any provision of the Fair Labor Standards Act and such Grantor will not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor thereof or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business).

(l)            Federal and State Claims. Such Grantor shall notify the Agent promptly of any of the Collateral which constitutes a claim against the United States government or any instrumentality or agent thereof or any state thereof, the assignment of which claim is restricted by federal law or state law as the case may be. Upon the request of the Agent, such Grantor shall take such steps as may be reasonably necessary to comply with any applicable federal assignment of claims laws or other comparable laws.

6.             Bank Accounts; Collection of Accounts and Payments.

(a)           Each Grantor shall enter into a Control Agreement, in a form specified by the Designated Agent, with each financial institution with which such Grantor maintains from time to time any Deposit Account in accordance with Section 6(d). Each Control Agreement shall provide, among other things, that (i) all items of payment deposited in each Deposit Account subject thereto shall be held by the applicable financial institution as Agent or bailee-in-possession for the Agent, on behalf of itself and the Secured Parties, (ii) the financial institution executing such agreement has no rights of offset or recoupment of any other claim against any

Deposit Account subject thereto, as the case may be, other than for payment of its services and other charges directly related to the administration of each such Deposit Account and for returned checks or other items of payment, and (iii) in accordance with this Section 6, the financial institution will transfer all amounts held or deposited from time to time in any such Deposit Account as the Agent may so direct. Each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a continuing Lien upon, and security interest in, all such Deposit Accounts and all funds at any time paid, deposited, credited or held in such Deposit Accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as the Agent’s agent in connection therewith. Except as specifically permitted under Section 6(d), none of the Grantors shall establish any Deposit Account with any financial institution unless prior thereto the Agent and the applicable Grantor shall have entered into a Control Agreement with such financial institution.

(b)           From and after receipt by any Blocked Account Bank of written notice from the Designated Agent to such Blocked Account Bank that an Event of Default has occurred and is continuing, all amounts held or deposited from time to time in the Blocked Accounts held by such Blocked Account Bank shall be transferred on a daily basis to the Designated Agent or to any of the Concentration Accounts, as the Designated Agent may direct. Subject to the foregoing, each Grantor hereby agrees that all payments received by the Agent or any Secured Parties whether by cash, check, wire transfer or any other instrument, made to such Deposit Accounts or otherwise received by the Agent or any Secured Parties and whether on the Accounts or as proceeds of other Collateral or otherwise will be, subject to the Intercreditor Agreement, the sole and exclusive property of the Secured Parties. Each Grantor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with any Grantor shall, acting as trustee for the Agent and Secured Parties, receive, as the sole and exclusive property of the Secured Parties, any moneys, checks, notes, drafts or other payments relating to and/or constituting proceeds of Accounts or other Collateral which come into the possession or under the control of such Grantor or any Affiliates, employees, agent, or other Persons acting for or in concert with any Grantor, and immediately upon receipt thereof, such Grantor or such Persons shall, to the extent required by Section 6(d), deposit the same or cause the same to be deposited in kind, in a Deposit Account or other account subject to a Control Agreement.

(c)           If at any time a Blocked Account Bank is obligated to transfer to the Agent or any Concentration Account, all amounts held or deposited in the Blocked Accounts held by such Blocked Account Bank, no Grantor shall and no Grantor shall permit any Subsidiary to, accumulate or maintain cash in any disbursement or payroll account, as of any date, in an amount in excess of checks outstanding against such account as of such date and amounts necessary to meet minimum balance requirements.

(d)           (x)  The Borrowers and NEFF shall, and shall cause each other Credit Party to (i) enter into Control Agreements with respect to each deposit account, securities account and commodities account maintained by either Borrower, NEFF or any such Credit Party as of or after the date of this Agreement, (ii) deposit in a deposit account subject to a

Control Agreement all cash received on each Business Day and (iii) not establish or maintain any deposit account, securities account or commodities account unless such deposit account, securities account or commodities account is subject to a Control Agreement as provided in Section 6(e), in each case, other than (A) any payroll account so long as such payroll account is a zero balance account, (B) any disbursement account so long as (I) such disbursement account is a zero balance account or (II) the cash and Cash Equivalents on deposit in such disbursement account shall not exceed $250,000, (C) any disbursement cash and Cash Equivalents on deposit in or credited to the balance of withholding tax and other fiduciary accounts and (D) cash and Cash Equivalents in an amount not to exceed $100,000 in the aggregate. Each such Control Agreement shall be in form and substance satisfactory to the Designated Agent. Each Borrower and each Grantor shall enter into and maintain with one or more banks and pursuant to agreements in form and substance reasonably satisfactory to the Designated Agent, lock-box arrangements.

(y)          The Borrowers and NEFF shall, and shall cause each Credit Party, to (i) provide each Account Debtor or other Person obligated to make a payment to any of them under any Account or General Intangible with an envelope addressed to the applicable Credit Party for such Account Debtor or other Person to make such payment directly to a lockbox account or other deposit account subject to a Control Agreement and (ii) deposit in a deposit account or securities account (as applicable) subject to a Control Agreement promptly (but in any event within three (3) Business Days) upon receipt of all Proceeds of such Accounts and General Intangibles received by either Borrower or any such Credit Party from any other Person.

(z)           Notwithstanding anything to the contrary in the foregoing clauses (x) or (y), it is understood and agreed that:

(i)            the Agent shall not, unless it is the Designated Agent, deliver a notice of control or other similar notice to any depository institution, securities intermediary or commodities intermediary, as applicable, pursuant to any Control Agreement, and if the Agent is the Designated Agent, it shall not deliver such notice unless an Event of Default shall be continuing; and

(ii)           if an Event of Default shall be continuing, a notice of control or similar notice has been given by the Designated Agent in accordance with the applicable Control Agreement and the immediately preceding clause (i), amounts deposited in or credited to deposit accounts, securities accounts or commodities accounts subject to Control Agreements or credited to the lock-box account will be transferred on a daily basis to the Concentration Account and shall be available to the applicable Credit Party.

(e)           The Credit Parties shall not:

(i)            establish any new bank accounts without prior written notice to the Agent and unless the Designated Agent and the depository institution at which the account is to be opened enter into a Control Agreement; provided, that the Agent (if it shall be the Designated Agent) shall not cause (or deliver notice to the applicable depository institution to cause) amounts credited to such deposit accounts to be transferred on a daily basis to the Concentration Account or otherwise unless an Event of Default shall have occurred and be continuing;

(ii)           establish any new securities accounts without prior written notice to the Agent and unless the Designated Agent and the securities intermediary at which the account is to be opened enter into a Control Agreement; provided, that the Agent (if it shall be the Designated Agent) shall not cause (or deliver notice to the applicable securities intermediary to cause) amounts credited to such securities accounts to be transferred on a daily basis to the Concentration Account or otherwise unless an Event of Default shall have occurred and be continuing; and

(iii)          establish any new commodities accounts without prior written notice to the Agent and unless the Designated Agent and the commodities intermediary at which the account is to be opened enter into a Control Agreement; provided, that the Agent (if it shall be the Designated Agent) shall not cause (or deliver notice to the applicable commodities intermediary to cause) amounts credited to such commodities accounts to be transferred on a daily basis to the Concentration Account or otherwise unless an Event of Default shall have occurred and be continuing.

7.             The Agent’s Appointment as Attorney-In-Fact.

On the date of this Agreement, each Grantor shall execute and deliver to the Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit B. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on the Agent, for the benefit of the Agent and Secured Parties, under the Power of Attorney are solely to protect the Agent’s interests (for the benefit of the Agent and Secured Parties) in the Collateral and shall not impose any duty upon the Agent or any Secured Parties to exercise any such powers. The Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) the Agent shall account for any moneys received by the Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Agent nor any Secured Parties shall have any duty as to any Collateral, and the Agent and Secured Parties shall be accountable only for amounts they actually receive as a result of the exercise of such powers, and (c) any action taken pursuant to the Power of Attorney shall be subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder. NONE OF THE AGENT, SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR

REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

8.            Remedies; Rights Upon Default.

(a)           Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, in addition to all other rights and remedies granted to it under this Agreement, the Notes, the Indenture, the other Note Documents and under any other instrument or agreement securing, evidencing or relating to any of the Note Obligations, if any Event of Default shall have occurred and be continuing, the Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith (personally or through its agents or attorneys) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on the Agent’s claim or action and may take possession of, collect, receive, assemble, process, appropriate, remove and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. To facilitate the foregoing, the Agent shall have the right to take possession of each Grantor’s original books and records, to obtain access to each Grantor’s data processing equipment, computer hardware and Software and to use all of the foregoing and the information contained therein in any manner which the Agent deems appropriate. The Agent or any Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent and Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Agent shall have the right to conduct such sales on each Grantor’s premises or elsewhere and shall have the right to use each Grantor’s premises without charge for such time or times as the Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the

Agent at a place or places designated by the Agent which are reasonably convenient to the Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Without limiting the foregoing, the Agent shall also have the right to require that each Grantor store and keep any Collateral pending further action by the Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain Collateral in good condition. Until the Agent is able to effect a sale, lease, license or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall apply the net proceeds of any sale, lease, license, other disposition of, or any collection, recovery, receipt, or realization on, the Collateral to the Note Obligations as provided in the Indenture, and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Agent or any Secured Parties arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Agent or such Secured Party as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Notwithstanding any such notice of sale, the Agent shall not be obligated to make any sale of Collateral. In connection with any sale, lease, license or other disposition of Collateral, the Agent may disclaim any warranties that might arise in connection therewith and the Agent shall have no obligation to provide any warranties at such time. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Note Obligations, including any attorneys’ fees or other expenses incurred by the Agent or any Secured Parties to collect such deficiency.

(b)           Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(c)           To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(c). Without limitation upon the foregoing, nothing contained in this Section 8(c) shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8(c).

(d)          Neither the Agent nor any Secured Parties shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledger or any other Person with respect to the payment of the Note Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor any Secured Parties shall be required to marshal the Collateral or any guarantee of the Note Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Note Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Secured Parties, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

9.            Grant of License to Use Property. Subject to the Intercreditor Agreement and the rights of the Credit Agreement Agent and the Priority Lien Collateral Agent (each as defined in the Intercreditor Agreement) thereunder, for the purpose of enabling the Agent to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, lease, license, assign, give an option or options to purchase or otherwise dispose of Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, for the benefit of the Agent and Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and an irrevocable license (exercisable without payment of rent or other compensation to such Grantor) to use and occupy all real estate owned or leased by such Grantor.

10.          Limitation on the Agent’s and the Secured Parties’ Duty in Respect of Collateral. The Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any Secured Parties shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. The Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

11.          Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Note Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Note Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Note Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.          Expenses and Attorneys Fees. Without limiting any Grantor’s obligations under the Notes, the Indenture or the other Note Documents, each Grantor agrees to promptly pay all reasonable fees, costs and expenses (including reasonable attorneys’ fees and expenses incurred in connection with (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting, maintaining and enforcing the

Agent’s Liens and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of Collateral.

13.          Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture.

14.          Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling, and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.          Termination of this Agreement. Subject to Section 11 hereof, this Agreement shall terminate upon the Termination Date.

16.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Grantor may assign any of its rights or obligations hereunder without the written consent of the Agent. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Note Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent, for the benefit of the Agent and the Secured Parties, hereunder.

17.          Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts taken together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Agent, electronic means, all of which shall be equally valid.

18.          Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

19.           Additional Grantors If, pursuant to Section 4.18 of the Indenture, the Borrowers shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Agent a Joinder Agreement substantially in the form of Exhibit C to this Agreement and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the date of this Agreement.

20.           Headings. Section headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

21.           Benefit of the Secured Parties. All Liens granted or contemplated hereby shall be for the benefit of the Agent on behalf of the Secured Parties, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Note Obligations in accordance with the terms of the Indenture.

22.           Additional Rights of Agent.

(a)           The Agent shall be entitled to all of the rights, protections, immunities and indemnities of the Trustee set forth in the Indenture.

(b)          Neither the Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for actions taken or omitted to be taken as a result of its or their own gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

23.           INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE SECURITY INTEREST GRANTED TO WELLS FARGO BANK, NATIONAL ASSOCIATION, AS AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

NEFF RENTAL LLC,

by	/s/ Mark Irion
Name: Mark Irion
Title: Secretary

NEFF FINANCE CORP.,

by	/s/ Mark Irion
Name: Mark Irion
Title: Secretary

NEFF RENTAL INC.,

by	/s/ Mark Irion
Name: Mark Irion
Title: Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent,

by
Name:
Title:

by
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

NEFF RENTAL LLC,

by
Name:
Title:

NEFF FINANCE CORP.,

by
Name:
Title:

NEFF RENTAL INC.,

by
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent,

by	/s/ Joseph P. O’Donnell
Name: JOSEPH P. O’DONNELL
Title: VICE PRESIDENT

SCHEDULE I

to

SECURITY AGREEMENT

Filing Jurisdictions

1. Neff Rental, Inc. - Florida

2. Neff Rental LLC - Delaware

3. Neff Finance Corp. - Delaware

SCHEDULE II

to

SECURITY AGREEMENT

Stock, Instruments, Documents, Chattel Paper
and Letter of Credit Rights

Neff Rental LLC

Stock of Neff Rental, Inc.

Stock of Neff Finance Corp.

Neff Rental, Inc.

None

Neff Finance Corp.

None

SCHEDULE III

to

SECURITY AGREEMENT

Schedule of Organizational Identification, Offices,

Locations of Collateral
and Records Concerning Collateral

I.              Grantor’s official name:

A.    Neff Finance Corp.

B.    Neff Rental, Inc.

C.    Neff Rental LLC

The information set forth above is consistent for the previous five years from the date hereof.

II.                                   Type of entity (e. g. corporation, partnership, business trust, limited partnership, limited liability company):

A.    Neff Finance Corp.

Corporation

B.    Neff Rental, Inc.

Corporation

C.    Neff Rental LLC

Limited Liability Company

III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:

A.    Neff Finance Corp.

3986723

B.    Neff Rental, Inc.

K54671

C.    Neff Rental LLC

3986725

IV.           State of organization or incorporation of Grantor:

A.    Neff Finance Corp.

Delaware

B.    Neff Rental, Inc.

Florida

C.    Neff Rental LLC

Delaware

The information set forth above is consistent for the previous five years from the date hereof.

V.            Chief executive office and principal place of business of Grantor:

A.    Neff Finance Corp.

Doral Corporate Plaza

3750 N.W. 87 Avenue

Suite 400

Miami, FL 33178

B.    Neff Rental, Inc.

Doral Corporate Plaza

3750 N.W. 87 Avenue

Suite 400

Miami, FL 33178

C.    Neff Rental LLC

Doral Corporate Plaza

3750 N.W. 87 Avenue

Suite 400

Miami, FL 33178

The information set forth above is consistent for the previous five years from the date hereof.

VI.                                Other offices of Grantor and other premises where Inventory or Equipment is stored or located:

A.    Neff Finance Corp.

None

B.    Neff Rental, Inc.

Collateral is located with customers and is sent out for repairs in the ordinary course of business and

Port Commerce Center III, Lot 2 1860 Martin Luther King Jr. Blvd	Riviera Beach	FL 33404
2200 NW 17th Street	Pompano Beach	FL 33069
11700 Metro Parkway	Ft. Meyers	FL 33912
4580 Ashton Road, Unit A	Sarasota	FL 34233
5955 Phillips Highway	Jacksonville	FL 32216
3971 Woodville Hwy.	Tallahassee	FL 32311
11909 South Orange Blossom Trail	Orlando	FL 32837
500 Aero Lane	Sanford	FL 32711
490 Sun Valley Drive Building 2	Roswell	GA 30076
3763 Longmire Way	Doraville	GA 30340
5035 Highway 85 South	Forest Park	GA 30297
5085 Highway 85 South	Forest Park	GA 30297
1808 Sanderson Road	Knoxville	TN 37921
1111 Shallowford Road	Marietta	GA 30066
3908 North Graham Street	Charlotte	NC 28206
2325 Tubman Home Road	Augusta	GA 30906
7430 Peppermill Parkway	N. Charleston	SC 29418
4 Commerce Parkway	Fredericksburg	VA 22406
5640 Raby Road	Norfolk	VA 23502
600 Industrial Park Drive	Newport News	VA 23608
11228 Hopson Road	Ashland	VA 23005
973 Metro Media Place	Dallas	TX 75247
128 21st Streets	Texas City	TX 77590
1248 E. Industrial	Saginaw	TX 76131
1622 West 2nd Street	Odessa	TX 79763
390 South Van Avenue	Houma	LA 70361
4000 Railroad Avenue	Morgan City	LA 70380
1407 General Mouton Avenue	Lafayette	LA 70501
3718 Hwy. 14	New Iberia	LA 70560
10300 Airline Highway	St. Rose	LA 70087
37010 Highway 30	Geismar	LA 70734
5117 Highway 90 East	Lake Charles	LA 70615
664 A.O. Rappelet Road	Golden Meadow	LA 70357
42990 Highway 23 South	Venice	LA 70091
3100 West Sahara Avenue Suite 215	Las Vegas	NV 89102
1835 S. Black Canyon Highway	Phoenix	AZ 85009
5850 Dahlia Street	Commerce City	CO 80022
8401 Iliff Avenue	Denver	CO 80231
12410 Mead Way	Littleton	CO 80125
222 Valley Street	San Bernardino	CA 92408
5856 N.E. Columbia Boulevard	Portland	OR 97218
4305 Agnes Street	Corpus Christi	TX 78405
6501 N.W. 77 Avenue	Miami	FL 33166

4406 Darien Highway	Brunswick	GA 31525
3500 S.R. 520 West (3500 A W King Street)	Cocoa	FL 32926
4321 North Highway 301	Tampa	FL 33610
520 Pirkle Ferry Road, Suite H	Cumming	GA 30040
201 Howertown Street, a.k.a, 200 North 2nd Street	Nashville	TN 37213
1460 Chase Street	Athens	GA 30601
1360 US Highway 82 West	Leesburg	GA 31763
5340 Hawkinsville Road	Macon	GA 31216
1716 E. Palmetto Street	Florence	SC 29506
749 Jason Blvd.	Myrtle Beach	SC 29577
1936 Highway 101 South	Greer	SC 29651
2323 South Alston Avenue	Durham	NC 27707
108 N. Montague Drive	Columbia	SC 29203
Wilmington Branch	Wilmington	NC 28401
3813 US Highway 421 North
5357 Highway 11	South Winterville	NC 28590
765 North Pike West	Sumter	SC 29150
6382 Burnt Poplar Rd.	Greensboro	NC 27409
2012 Raleigh Boulevard	Raleigh	NC 27604
27615 Rowland Road	Raleigh	NC 27604
140 Pepsi Lane	Fayetteville	NC 28301
7601 Jefferson Avenue	Landover	MD 20785
Suite 204	Houston	TX 77018
256 North Sam Houston Parkway
101 North Loop	Houston	TX 77018
12949 Research Blvd.	Austin	TX 78750
8700 Fruitridge Road	Sacramento	CA 95826
2819 W. Ruthrauff Road	Tucson	AZ 85705
3682 S. Valley View Blvd.	Las Vegas	NV 89013
1354 N. Red Gum Ave.	Anaheim	CA 92806
955 W. Mission Avenue	Escondido	CA 92025
957 W. Mission Avenue	Escondido	CA 92025
4007 East Trent Avenue	Spokane	WA 99202
9923 East Trent Avenue	Spokane	WA 99202
621 L. Street	Chula Vista	CA 91911
5668 So Commerce Drive	Murray	UT 84107
1620 E. Cardinal Drive	Beaumont	TX 77705
3030 North 73rd St.	Scottsdale	AZ
4381 Bettencourt Way	Union	CA
6900 NW 74th Ave	Miami	FL 33166
117 Indigo Drive	Brunswick	GA
2054 Highway 400 South	Dawsonville	GA
101 Hooker Road	Greenville	NC
4010 Market Street	Wilmington	NC
3401 South Service Road	Moore	OK
2211 Brazos Port Blvd.	Freeport	TX

C. Neff Rental LLC

None

The information set forth above is consistent for the previous five years from the date hereof.

VII.          Locations of records concerning Collateral:

A. Neff Finance Corp.

Doral Corporate Plaza

3750 N.W. 87 Avenue

Suite 400

Miami, FL 33178

B. Neff Rental, Inc.

Doral Corporate Plaza

3750 N.W. 87 Avenue

Suite 400

Miami, FL 33178

Iron Mountain Locations:

The local office of Iron Mountain is as follows:

Iron Mountain

3821 SW 47th Ave

Ft. Lauderdale, FL 33314

Data that is stored off-site is stored at the following Iron Mountain warehouses:

Building #1 7460 N.W. 52nd St., Miami, FL 33166

Building #2 4185 N.W. 77th Ave., Miami, FL 33166

Building #7 3415 N.W. 112th St., Miami, FL 33167

Building #8 12300 N.W. 32nd Ave., Miami, FL 33167

Building #12 6900 N.W. 74th Ave., Miami, FL 33166

Building #14 2925 N.W. 120th Terrace, Miami, FL 33167

C. Neff Rental LLC

Doral Corporate Plaza

3750 N.W. 87 Avenue

Suite 400

Miami, FL 33178

The information set forth above is consistent for the previous five years from the date hereof.

VIII. Persons from whom assets have been acquired, during the past five years, other than in the ordinary course of business:

A. Neff Finance Corp.

None

B. Neff Rental, Inc.

None

C. Neff Rental LLC

None

EXHIBIT A

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (together with all amendments, if any, from time to time, this “Intellectual Property Security Agreement”), dated as                          , 200  , is made by EACH OF THE GRANTORS LISTED ON THE SIGNATURE PAGES HERETO AND EACH ADDITIONAL PARTY WHICH BECOMES A GRANTOR HERETO PURSUANT TO SECTION 8 HEREOF (collectively, “Grantors” and each, a “Grantor”), in favor of Wells Fargo Bank, National Association, in its capacity as Agent for the Secured Parties (each as defined in the Security Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Borrowers, NEFF, each of the other Persons named therein as a Guarantor (as defined in the Indenture) and Wells Fargo Bank, National Association, as Trustee, the Borrowers are co-issuing $245,000,000 aggregate principal amount of their 11 1/4% Second Priority Senior Secured Notes Due 2012 and may issue, from time to time, additional notes in accordance with the provisions of the Indenture (collectively, the “Notes”);

WHEREAS, the Grantors have entered into a Security Agreement (the “Security Agreement”) of even date herewith, with the Agent for the benefit of the Secured Parties;

WHEREAS, each Grantor will derive direct and indirect economic benefits from the issuance of the Notes and other financial accommodations provided to the Borrower and the other Grantors pursuant to the Indenture;

WHEREAS, in order to induce the Agent to enter into the Indenture and the other Note Documents, each Grantor has agreed to grant a continuing Lien on the Collateral to secure the Note Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and to induce the Trustee to enter into the Indenture and the other Note Documents, it is agreed as follows:

1.             DEFINED TERMS. All capitalized terms used (including in the Recitals hereto) but not otherwise defined herein have the meanings given to them in the Security Agreement.

2.             GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. (a) To secure the prompt and complete payment, performance and observance of all the Note Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, for the benefit of the Secured Parties, a continuing second priority security interest in and Lien upon all of its right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired by or arising in favor of such Grantor and whether owned or consigned by or to, or licensed from or to, such Grantor (collectively, the “Intellectual Property Collateral”):

(i)            [all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;]

(ii)           [all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;]

(iii)          [all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule I hereto;]

(iv)          all reissues, continuations or extensions of the foregoing;

(v)           all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

(vi)          all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future (A) infringement or dilution of any Patent or Patent licensed under any Patent License, (B) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (C) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (D) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (E) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (F) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

(b)          In addition, to secure the prompt and complete payment, performance and observance of the Note Obligations and in order to induce the Agent and Trustee as aforesaid, each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a right of setoff, against the property of such Grantor held by the Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

3.             REPRESENTATIONS AND WARRANTIES. Each Grantor, jointly and severally, represents and warrants, as of the date of this Agreement, that (a) each Patent, (b) each Trademark that is registered or pending registration with the US Patent and Trademark Office, (c) each Copyright that is registered or pending registration with the US Copyright Office, (d) material unregistered trademarks, service marks and trade names, (e) material unregistered copyrights, (f) computer software (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $500,000 in the aggregate); and (g) each License, is set forth on the schedules hereto. This Intellectual Property Security Agreement is

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effective to create a valid and continuing Lien on and, upon the filing hereof with the United States Patent and Trademark Office and the United States Copyright Office, as applicable and the filing of appropriate financing statements listed on Schedule I to the Security Agreement, perfected security interests in favor of the Agent in all of Grantors’ Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, Grantors. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable and the filing of appropriate financing statements listed on Schedule I to the Security Agreement, all action necessary or otherwise requested by the Agent to protect and perfect the Agent’s Lien on Grantor’s Patents, Trademarks and Copyrights shall have been duly taken.

In addition to any representations and warranties contained herein, each Grantor hereby acknowledges and affirms the representations and warranties made to the Agent with respect to the Intellectual Property Collateral made in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4.             COVENANTS; SECURITY AGREEMENT. The security interests granted pursuant to this Intellectual Property Security Agreement are granted in conjunction with the security interests granted to the Agent pursuant to the Security Agreement. In addition to the covenants contained herein, each Grantor hereby acknowledges and affirms the covenants of such Grantor with respect to the Intellectual Property Collateral in the Security Agreement, the terms and provisions of which are incorporated herein as if fully set forth herein. In addition, each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.             REINSTATEMENT. This Intellectual Property Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor or other Credit Party for liquidation or reorganization, should any Grantor or other Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s or other Credit Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Note Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Note Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Note Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

6.             NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or

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served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Intellectual Property Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified at the address set forth in Section 12.02 of the Indenture.

7.             ADDITIONAL GRANTORS. The initial Grantors hereunder are the Credit Parties as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Credit Parties may become parties hereto, as additional Grantors (each, an “Additional Grantor”), by executing a counterpart of this Intellectual Property Security Agreement substantially in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to the Agent, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder nor by any election of the Agent not to cause any Credit Party or any other Person to become an Additional Grantor hereunder. This Intellectual Property Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

8.             TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 5 hereof, this Intellectual Property Security Agreement shall terminate upon the Termination Date.

9.             NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Intellectual Property Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Intellectual Property Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Intellectual Property Security Agreement.

10.           ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Intellectual Property Security Agreement with its counsel.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],

by
Name:
Title:

[NAME OF GRANTOR],

by
Name:
Title:

Acknowledged and Agreed

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent,

by
Name:
Title:

ACKNOWLEDGMENT OF GRANTORS

STATE OF	)
	)	ss.
COUNTY OF	)

On this        day of             , 200   , before me personally appeared                                            , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [                                     ], who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

{seal}

[SCHEDULE I

to

INTELLECTUAL PROPERTY SECURITY AGREEMENT]

I.              PATENT REGISTRATIONS

Grantor	Patent	Reg. No.	Date

II.            PATENT APPLICATIONS

Grantor	Patent	Application No.	Date

III.           PATENT LICENSES

Grantor	Name of Agreement	Date of Agreement	Parties

[SCHEDULE I

to

INTELLECTUAL PROPERTY SECURITY AGREEMENT]

I.              TRADEMARK REGISTRATIONS

Grantor	Mark	Reg. No.	Date

II.            TRADEMARK APPLICATIONS

Grantor	Mark	Application No.	Date

III.           TRADEMARK LICENSES

Grantor	Name of Agreement	Date of Agreement	Parties

[SCHEDULE I

to

INTELLECTUAL PROPERTY SECURITY AGREEMENT]

I.              COPYRIGHT REGISTRATIONS

Grantor	Copyright	Reg. No.	Date

II.            COPYRIGHT APPLICATIONS

Grantor	Copyright	Application No.	Date

III.           COPYRIGHT LICENSES

Grantor	Name of Agreement	Date of Agreement	Parties

EXHIBIT A

COUNTERPART TO INTELLECTUAL

PROPERTY SECURITY AGREEMENT

This counterpart, dated                      is delivered pursuant to Section 8 of that certain Intellectual Property Security Agreement dated as of                      , 200    (as from time to time amended, modified or supplemented, the “IP Security Agreement”; the terms defined therein and not otherwise defined herein being used as therein defined), among [                                        ], as Grantor[s] and Wells Fargo Bank, National Association, as Agent. The undersigned hereby agrees (i) that this counterpart may be attached to the IP Security Agreement, and (ii) that the undersigned will comply with and be subject to, including representations and warranties, all the terms and conditions of the IP Security Agreement as if it were an original signatory thereto.

[NAME OF ADDITIONAL GRANTOR],

by
Name:
Title:

EXHIBIT B

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by [INSERT NAME OF APPLICABLE GRANTORS] (collectively, the “Grantors” and each a “Grantor”) to Wells Fargo Bank, National Association (hereinafter referred to as “Attorney”), as Agent for the benefit of the Secured Parties, under an Indenture and a Security Agreement, both dated as of July 8, 2005, and other related documents (the “Note Documents”). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and each Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, may not be revoked or canceled by any Grantor without Attorney’s written consent and shall terminate on the Termination Date.

Each Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or reasonably advisable to accomplish the purposes of the Note Documents and, without limiting the generality of the foregoing, each Grantor hereby grants to Attorney the power and right, on behalf of such Grantor, without notice to or assent by any Grantor, and at any time following the occurrence of and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, to do the following: (a) change the mailing address of such Grantor, open a post office box on behalf of such Grantor, open mail for such Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of such Grantor; (b) effect any repairs to any asset of such Grantor, or continue to obtain any insurance required to be maintained by such Grantor pursuant to the Note Documents and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against such Grantor or its property; (d) defend any suit, action or proceeding brought against such Grantor if such Grantor does not defend such suit, action or proceeding or if Attorney believes that such Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to such Grantor whenever payable and to enforce any other right in respect of such Grantor’s property; (f) cause the certified public accountants then engaged by such Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of such Grantor in and under the contract and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without such Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate, and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature; (i) execute, in connection with any sale provided for in any Note Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to any collateral subject to the Note Documents and to otherwise direct such sale or resale; (j) exercise the rights of such Grantor with respect to the obligation of all account debtors to make payment or otherwise render performance to such Grantor; (k) exercise the rights of such Grantor to, and take any and all actions that Attorney deems appropriate to realize the benefit of, any intellectual property; and (1) assert any claims such Grantor may have, from time to time, against any other party to any contract to which such Grantor is a party and to otherwise exercise any right or remedy of such Grantor thereunder, all as though Attorney were the absolute owner of the property of such Grantor for all purposes, and to do, at Attorney’s option and such Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon such Grantor’s property or assets and Attorney’s liens thereon, all as fully and effectively as such Grantor might do. Each Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS POWER OF ATTORNEY, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

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IN WITNESS WHEREOF, this Power of Attorney is executed by each Grantor pursuant to the authority of its board of directors this       day of        , 20   .

[NAME OF GRANTOR],

by
Name:
Title:

[NAME OF GRANTOR],

by
Name:
Title:

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NOTARY PUBLIC CERTIFICATE

On this                 day of         , 20     ,                                       who is personally known to me appeared before me in his/her capacity as the [INSERT TITLE] of                                                , a                           [INSERT TYPE OF ENTITY] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Wells Fargo Bank, National Association, to which this Certificate is attached.

Notary Public

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NOTARY PUBLIC CERTIFICATE

On this                 day of          , 20        ,                                who is personally known to me appeared before me in his/her capacity as the [INSERT TITLE] of                                                                , a                           [INSERT TYPE OF ENTITY] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Wells Fargo Bank, National Association, to which this Certificate is attached.

Notary Public

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EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of                          , 20     is by and among                                  , a                                                           [corporation][limited liability company] (the “New Subsidiary”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Agent”) for the holders of Note Obligations (as defined below).

Pursuant to the Indenture dated as of July 8, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among Neff Rental LLC, a Delaware limited liability company (“Neff LLC”), Neff Finance Corp., a Delaware corporation (“Neff Finance” and, together with Neff LLC, the “Borrowers” and each, a “Borrower”), Neff Rental, Inc., a Florida corporation (“NEFF”), each of the other Persons named therein as a Guarantor (as defined in the Indenture), and Wells Fargo Bank, National Association, as Trustee, and the Security Agreement dated as of July 8, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement) the Credit Parties are required by Section 4.18 of the Indenture and Section 19 of the Security Agreement to cause the new Subsidiary (“New Subsidiary”) to become a Credit Party thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Agent, for the benefit of the Secured Parties, that:

1.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Indenture for all purposes of the Indenture and the other Note Documents, and shall have all of the obligations of a Credit Party thereunder as if it had executed the Indenture. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Credit Parties in the Indenture and the other Note Documents.

2.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement as a Grantor for all purposes of the Security Agreement and the other Note Documents, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for the benefit of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all of the Collateral of such New Subsidiary, whether owned or consigned by or to, or leased from or to, such New Subsidiary, and regardless of where located, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Note Obligations.

3.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a Pledger (as defined in the Pledge Agreement) for all purposes of the Pledge Agreement and the other Note Documents, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants and pledges to Agent, for the benefit of the Secured Parties, a second priority security interest in the Pledged Collateral (as defined in the Pledge Agreement) of the New Subsidiary identified on Schedule 1 hereto and all other Pledged Collateral of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).

4.             The Subsidiary hereby represents and warrants to the Agent that:

(a)           The New Subsidiary’s official name, type of entity and state of organization or incorporation are as set forth on the signature pages hereto.

(b)           The New Subsidiary’s chief executive office and principal place of business and other offices are located at the locations set forth on Schedule 2 hereto.

(c)           Other than as set forth on Schedule 3 hereto, the New Subsidiary has not changed its official name or changed its state of organization or incorporation, been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.

(d)           Schedule 4 hereto includes all warehouses, consignees and processors with whom Inventory is stored or located and other premises where Collateral is stored or located.

(e)           Schedule 5 hereto includes all the locations of the New Subsidiary’s books and records concerning the Collateral.

(f)            Schedule 6 hereto includes a list of Persons from whom the New Subsidiary has acquired assets during the past five (5) years, other than assets acquired in the ordinary course of the New Subsidiary’s business.

(g)           Schedule 7 hereto includes all Patents, Trademarks and Copyrights owned by or licensed to the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof, that is used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or otherwise).

(h)           Schedule 8 hereto includes all Commercial Tort Claims before any Governmental Authority by or in favor of the New Subsidiary.

(i)            Schedule 9 hereto lists all real property that is owned, leased or subleased by the New Subsidiary as of the date hereof. Schedule 9 hereto further lists any real property with respect to which the New Subsidiary or any of its Subsidiaries is a lessor, sublessor or assignor as of the date hereof.

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(h)           Schedule 10 hereto lists all locations of tangible personal property that is owned or leased by the New Subsidiary as of the date.

5.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Intercreditor Agreement and a Credit Party (as defined in the Intercreditor Agreement) for all purposes of the Intercreditor Agreement and the other Note Documents, and shall have all the obligations of a Credit Party thereunder as if it had executed the Intercreditor Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

6.             This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

7.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

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